Exhibit 23.02

Certified Public Accountants
533 West 2600 South, Suite 250 Bountiful, Utah 84010 Phone: (801) 292-8756 Fax: (801) 292-8809

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use of our report dated April 7, 2005, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form S-8) of Apollo Resources International, Inc. for the fiscal year ended December 31, 2004.

/s/ Chisholm, Bierwolf & Nilson

Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
November 4, 2005

A Member of the AICPA, UACPA and Registered with the PCAOB